UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Other Events.

On March 30, 2017, Adaptimmune Therapeutics plc (the “Company”) released an updated corporate presentation. The updated corporate presentation materials are attached hereto as Exhibit 99.1 and are incorporated by reference herein.

The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01. Other Events.

On March 27, 2017, the Company issued a press release announcing the closing of its previously announced underwritten public offering of its American Depositary Shares (“ADSs”). Adaptimmune sold 15,700,223 ADSs at a price to the public of $4.20 per ADS, which included 1,400,223 ADSs sold pursuant to the exercise of the underwriters’ option to purchase up to 2,145,000 additional ADSs. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Adaptimmune Therapeutics plc corporate presentation dated March 2017.

99.2	Press Release dated March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: March 30, 2017	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Adaptimmune Therapeutics plc corporate presentation dated March 2017.

99.2	Press Release dated March 27, 2017